Item 12(b), Exhibits

                                 Certifications

I, David L. Bomberger, principal executive officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

1. The Form N-CSR of the Fund for the period ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund fairly presents, in all material respects, the financial condition and results of operations of the Fund for the period ended June 30, 2005.

Date:  September 2, 2005

By:  /s/  David L. Bomberger
----------------------------
David L. Bomberger
President
Principal Executive Officer



I, Fred L. Kaufman, principal financial officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

1. The Form N-CSR of the Fund for the period ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund fairly presents, in all material respects, the financial condition and results of operations of the Fund for the period ended June 30, 2005.

Date:  September 2, 2005

By: /s/ Fred L. Kaufman
-----------------------
Fred L. Kaufman
Vice President & Treasurer
Principal Financial Officer